Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-260826) pertaining to the 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of Solo Brands, Inc.
2.Registration Statement (Form S-3 No. 333-271341) of Solo Brands, Inc and the related Prospectus of our report dated March 14, 2024, with respect to the consolidated financial statements of Solo Brands, Inc. included in this Annual Report (Form 10-K) of Solo Brands, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Dallas, Texas
March 14, 2024